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                                                                    EXHIBIT 99.2


                          CONSENT OF PERSON NAMED AS
                          ABOUT TO BECOME A DIRECTOR


Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Zany Brainy, Inc. in the Registration Statement on Form S-4 of Zany Brainy, Inc. dated June 21, 2000


Dated:   June 20, 2000



                              /s/ Stanley Greenman
                              --------------------
                              Stanley Greenman